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                                                                    Exhibit 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 28, 1997 included in Gables Residential Trust's (the "Company") Annual Report on Form 10-K for the year ended December 31, 1996, our reports dated September 5, 1997 included in the Company's Current Report on Form 8-K dated September 9, 1997, and our reports dated September 5, 1997 and November 14, 1997 included in the Company's Current Report on Form 8-K dated November 24, 1997 and to all references to our firm included in this registration statement.


                                        /s/ Arthur Andersen LLP


Atlanta, Georgia
December 11, 1997